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                                                                    EXHIBIT 3.53

                                STATE OF INDIANA
                      OFFICE OF THE SECRETARY OF THE STATE

                           CERTIFICATE OF ORGANIZATION

                                       OF

                               EMPIRE MARINE, LLC

I, SUE ANNE GILROY, Secretary of state of Indiana, hereby certify that Articles of Organization of the above limited liability company have been presented to me at my office accompanied by the fees prescribed by law and that I have found such Articles conform to the provisions of the Indiana Business Flexibility Act, an amended.

NOW, THEREFORE, I hereby issue to such limited liability company this Certificate of Organization, and further certify that its existence will begin October 31, 1997.

                                             In Witness Whereof, I have hereunto
                                             set my hand and affixed the seal of
                                             the State of Indiana, at the city
                                             of Indianapolis, this Thirty-first
                                             day of October, 1997.

                                                                          ------
                                                                          Deputy